UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): December 13, 2005

AMERICAN ECOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard, Suite 300 Boise, Idaho		83706
(Address of principal executive offices)		(Zip Code)

(208) 331-8400
(Registrant’s telephone number, including area code)

Item 1.01. Entry into a Material Definitive Contract

On December 13, 2005 American Ecology Corporation amended the Credit Agreement with Wells Fargo Bank in order to increase the commitment amount to $15,000,000 and the letter of credit sub-limit to $8,000,000, as well as extend the maturity to June 15, 2008.

A copy of the Amendment is attached as Exhibit 10.51 and incorporated by reference herein.

Exhibit 10.51	First Amendment to Amended and Restated Credit Agreement between American Ecology Corporation and Wells Fargo Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN ECOLOGY CORPORATION
(Registrant)

Date: December 14, 2005	By:	/S/ James R. Baumgardner
James R. Baumgardner
Senior Vice President, Chief Financial Officer,
Secretary and Treasurer

EXHIBIT INDEX

Exhibit	Description

Exhibit 10.51	First Amendment to Amended and Restated Credit Agreement between American Ecology Corporation and Wells Fargo Bank